Exhibit 10.1

Mutual Termination of Memorandum of Understanding

THIS MUTUAL TERMINATION OF MEMORANDUM OF UNDERSTANDING is made the day of February 15, 2017

Between

PGCG ASSETS HOLDINGS SON BHD (Company No. 983271-U), a company incorporated in Malaysia and having its registered address at No. 37-2 (Room 1), Tingkat 2, Jalan Metro Perdana 7, Taman Usahawan Kepong, Kepong Utara, 52100 Wilayah Persekutuan Kuala Lumpur (hereinafter referred to as "PGCG") of the one part;

AND

YONG TAI BERHAD (Company No. 311186-T), a company incorporated in Malaysia and having its registered address at Ground Floor, No. 8, Lorong Universiti B, Section 16, 46350 Petaling Jaya, Selangor Darul Ehsan (hereinafter referred to as "YTB") of the other part.

WHEREAS:-

(A)	The parties have entered into a memorandum of understanding dated 1 July 2016 (hereinafter referred to as "the MoU") to record the parties' intention to negotiate and to finalise the terms and conditions to jointly develop PGCG's leasehold land which is held under HS(D) 5460, PT No. 9135, Mukim of Ijok, District of Kuala Selangor, State of Selangor and measuring approximately 21.8921 hectares (hereinafter referred to as "the Proposed JV") upon the terms and conditions therein contained.

(B)	As at the date hereof, the parties are unable to agree and to finalise the terms and conditions of the Proposed JV.

The parties hereby agree mutually and amicably to terminate the MoU as follows:-

1.      Mutual Termination

a)	As the parties cannot achieve an agreement on the terms and conditions of the Proposed JV after negotiating in good faith and with tireless effort for a considerable period, the parties are of the view that it is to the parties' best interest that the MoU shall be terminated from the date hereof and the parties are released from all the obligations and liabilities under the MoU.

2.        Payment

a)	The parties hereby confirm that there is no monetary payment to either party pursuant to the MoU as well as pursuant to this Mutual Termination of the MoU.

3.       Documents

a)	The parties shall forthwith return all the documents that it receives from the other party during the course of negotiation of the Proposed JV.

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4.       Costs

a)	Each party shall bear its own costs and expenses incurred by it in connection with this Mutual Termination of the MoU.

5.        Governing Law & Jurisdiction

a) This Mutual Termination of the MoU shall be governed by and construed in accordance with the laws of Malaysia and the parties hereby irrevocably submit to the jurisdiction of the Courts of Malaysia.

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IN WITNESS WHEREOF the parties hereto have hereunto caused this MoU to be duly executed as at the day and year first above written.

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